Exhibit 3.2(y)




"CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT IDENTIFIED BY *** HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS."


HHT DEVELOPMENT AND COMMERCIALISATION AGREEMENT
Made on  June 27, 2005


--------------------------------------------------------------------------------



BETWEEN              CHEMGENEX PHARMACEUTICALS LIMITED ACN 000 248 304


                                                                  (`CHEMGENEX')

AND                  STRAGEN INVESTMENT B.V. , ZEEMANSTRAT 13, 3016CN ROOTERDAM


                                                                    (`STRAGEN')

AND                  STRAGEN PHARMA S.A.

                                                             (`STRAGEN PHARMA')

BACKGROUND

A. ChemGenex has expertise in clinically developing and commercialising pharmaceutical products.

B. Stragen has expertise in manufacturing, supplying, registering and distributing pharmaceutical products in Europe.

C. Stragen and ChemGenex have both conducted clinical trials of products including the compound known as homoharringtonine for the treatment of human haematological malignancies.

D. Stragen and ChemGenex wish to collaborate to continue the clinical development of homoharringtonine for the treatment of cancer worldwide.

OPERATIVE PROVISIONS

1.       DEFINITIONS

         In this Agreement, except to the extent the context otherwise requires:

         `AFFILIATE' means, in the case of either party, a corporation or other entity which, directly or indirectly, controls, is controlled by or is under common control with, that party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls 50% (fifty percent) or more of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity;

         `AGREEMENT' means this Development and Commercialisation Agreement;

         `APPROVAL DATE' means the first date upon which any of the Licensed Products are approved for sale, in any jurisdiction in the JV Territory, for any specific indication in the Field, to independent third parties;

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         `BULK HHT' means bulk formulation HHT conforming to the specifications in Annexure C;

         `CHEMGENEX' means ChemGenex Pharmaceuticals Limited ACN 000 248 304, a listed public company incorporated under Australian law, and includes its Affiliates;

         `CHEMGENEX REVENUE' has the meaning given to that term in clause
         3.1(b);

         `CLAIMS' has the meaning given to that term in clause 12.1;

         `CONFIDENTIAL INFORMATION' includes the mutual non-disclosure agreement date March 22, 2005 and signed between Chemgenex Pharmaceutical, Inc and Stragen Pharma SA , it means information relating to the business, products or services of a party to this Agreement which is either non-public, confidential or proprietary in nature; provided, however, that Confidential Information will not include:

         (a) information which is generally known in the pharmaceutical industry or by the public at large at the time of disclosure, and has come within the public domain through no fault or action of the other party;

         (b) information that was known to the other party on prior to its disclosure hereunder or in connection with the negotiation of this Agreement; or

         (c) information which becomes rightfully available to the other party on a non-confidential basis from any third party, the disclosure of which to such other party does not violate any contractual or legal obligation the third party has to the first party with respect to such Confidential Information.

         Without limiting the generality of the foregoing, Confidential Information will also include information which relates to HHT Products and their manufacture, sale or use, including financial statements, costs and expense data, marketing and consumer data, production data, know-how, trade secrets, secret processes and formulae, technical data and reports including pharmacological, clinical, chemical, biochemical, toxicological, pharmacokinetic, manufacturing and formulation data, or any other information relating to the HHT Products which is not generally ascertainable from public or published information, regardless of whether such information was provided pursuant to the terms of this Agreement, by request of the other party or in any other manner;

         `CONTACT OFFICER' in respect of each party means the person nominated as such in the Schedule or such substitute or replacement officer as may be notified in writing from time to time;

         `CONTROL' means the ability, whether by ownership or license, to grant a license or sublicense as provided for herein without violating the terms of any agreement or other right of any Third party;

         `CRO' means clinical research organisation;

         `DRUG APPROVAL APPLICATION' means an application for Regulatory Approval required before commercial sale or use of a product as a drug in a regulatory jurisdiction;

         `EMEA' means the European Agency for Evaluation of Medicinal Products;

         `FDA' means the US Food and Drug Administration or any successor entity thereto;

         `FIELD' means the treatment of cancer in humans;

         `FIRST COMMERCIAL SALE' means, with respect to a Licensed Product, the first bona fide sale to an end-user customer in a country in the Territory after Regulatory Approval has been granted by the appropriate governing health authorities in such country;

         `HHT' means homoharringtonine and derivatives, analogs and homologs thereof;

         `HHT PRODUCTS' means any pharmaceutical product containing HHT as a therapeutically active ingredient, including, without limitation, finished and packaged dosage units of products, oral and patch dosage forms of products and formulated HHT Products in bulk;

         `IND' means an Investigational New Drug application, or an Investigational Device Exemption (IDE), as defined in the US Food, Drug and Cosmetic Act, as it may be amended from time to time, and the regulations promulgated thereunder, or as the context requires, any corresponding application in a country other than the USA;

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

         `INTELLECTUAL PROPERTY RIGHTS' means:

         (a) copyright, inventions, formula, patents, know-how, confidential information, data, and rights in trade marks and designs (whether registered or unregistered);

         (b) applications for registration, and the right to apply for registration, for any of the same; and

         (c) all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world;

         `JOINT STEERING COMMITTEE' means the committee established pursuant to clause 7.1;

         `JOINT VENTURE AGREEMENT' means the joint venture agreement referred to in clause 6.1;

         `JOINT VENTURE ENTITY' means the entity referred to in clause 6.1(c);

         `JV TERRITORY' means all of the member states comprising the European Union as at the date of this Agreement and Norway, Switzerland, Romania, Bulgaria, Croatia, Serbia, Russia and Turkey;

         `LICENSED PRODUCT' means intravenous and subcutaneous dosage formulations of semi-synthetic HHT, being the compound having the chemical name CEPHALOTAXINE, 4'METHYL (2'R)-HYDROXYL-2'-(4"-HYDROXYL-4"-METHYLPENTYL) BUTANEDIOATE (ESTER),
         [3R] and the empirical formula C29-H39-N-09 homoharringtonine, current specifications for which are attached as Annexure A, and such additional HHT Products as may be agreed by the parties in writing from time to time;

         `MANUFACTURING COST' means the cost for raw materials, filling, primary packaging and labelling fixed at *** per vial of 5 mg;

         `NDA' means a New Drug Application, Supplemental New Drug Application or Abbreviated New Drug Application for an HHT Product, as defined in the US Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the corresponding applications for authorization for marketing a pharmaceutical in any other country or group of countries, as defined in the applicable laws and regulations;

         `OPTION' means the option referred to in clause 16;

         `PARTY' means either Stragen or ChemGenex as the context requires and `PARTIES' means, collectively, Stragen and ChemGenex;

         `REGULATORY APPROVAL' means any approval, licence, registration or authorisation of any supra-national, federal, state or local regulatory agency or government authority necessary for the manufacture, use, storage, import, export, transport or sale of a HHT Product in a regulatory jurisdiction, including where applicable, pricing approval;

         `ROYALTY TERM' means the period referred to in clause 3.3, ending on the later of the dates referred to;

         `SAE' means a serious adverse event related to a human research protocol;

         `SEC' means the United States Securities and Exchange Commission;

         `STRAGEN' means Stragen Investment B.V. and includes its Affiliates;

         `STRAGEN KNOW-HOW' means proprietary techniques and data in relation to HHT Products within the Field, including inventions, practices, methods, knowledge, know-how, assays, compositions of matter, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, manufacturing data and descriptions, which:

         (d)      Stragen discloses to ChemGenex under this Agreement; and

         (e)      is within the control of Stragen or Stragen Pharma;

         `STRAGEN PATENT RIGHTS' means Stragen and/or Stragen Pharma's issued patents and pending patent applications (whether provisional or otherwise) in any countries in the Territory that cover the manufacture, use, sale, offer for sale, and/or importation of HHT in the Field, and any applications and/or patents claiming priority to said patents or applications, including all divisions, continuations, reissues, re-examinations, continuations-in-part, continued prosecution applications (`CPA'), requests for continued examination (`RCE'), extensions and substitutions thereof, and any applications filed under the Patent Cooperation Treaty and includes the current list of Stragen patents attached as Annexure A;

         `SCHEDULE' means the schedule to this Agreement;

         `SUPPLY AND DISTRIBUTION AGREEMENT' means the agreement for supply and distribution of Licensed Products made between the parties dated the same date as this Agreement;

         `TAXES' means sales taxes, VAT taxes and other similar taxes but excludes income tax;

         `TECHNOLOGY' means data, manufacturing know-how, regulatory submissions and other intellectual property and technical and scientific information that is either in the possession of Stragen or Stragen Pharma as of the date hereof or developed by Stragen or Stragen Pharma during the term of this Agreement in relation to the Licensed Products, manufacturing processes for any Licensed Products, or in connection with any additional regulatory approvals to market Licensed Products (including without limitation any clinical data from pivotal studies relating to the Licensed Products as well as additional clinical studies relating to the Licensed Products conducted from time to time by Stragen, Stragen Pharma or any of their Affiliates in either case, owned, controlled by, or licensed (with the right of sub-licence to Stragen or Stragen Pharma) and that is necessary or useful to register, manufacture, distribute, market or sell Licensed Products in the Territory;

         `TERRITORY' means all of the world except for the JV Territory;

         `TRADE MARKS' means the marks referred to in clause 2.1(c);

         `VALID CLAIM' means a claim of an issued patent within the Stragen Patent Rights that has not, at the time in issue, lapsed, expired, been cancelled, disclaimed or become abandoned, and has not been held invalid or unenforceable by decision of a court or agency of competent jurisdiction, said decision being unappealable or unappealed within the time allowed for appeal.

2.       SCOPE OF LICENCE

2.1      GRANT

         Subject to clause 5 and in consideration for the grant of the Option by ChemGenex and the covenants provided by ChemGenex under this Agreement and the Supply and Distribution Agreement, Stragen grants to ChemGenex:

         (a) an exclusive licence, with the right to grant sublicenses, to use the Stragen Patent Rights and Stragen Know-How and the Technology necessary or useful for the clinical development of HHT Products and the commercialisation of HHT Products in the Territory; and

         (b) a non-exclusive licence to use and refer to all regulatory filings and submissions made by Stragen for the development, sale, supply and/or manufacturing of HHT Products in the Field;

         (c) an exclusive, royalty free, licence to use the trade marks `MYELOSTAT', `CEFLATONIN' and such other mark(s) as Stragen or Stragen Pharma shall cause to be registered anywhere in the world for HHT Product from time to time in connection with the promotion, advertising, distribution or sale of HHT Product. If ChemGenex elects to use a Trade Mark, ChemGenex will upon request reimburse Stragen for any trade mark registration renewal fees paid by Stragen with respect to the relevant Trade Mark. ChemGenex will not be obliged to reimburse Stragen with respect to any Trade Mark it has ceased using;

         (d) subject to clauses 2.2(c) and 6, an exclusive right to grant sublicenses to use the Stragen Patent Rights and Stragen Know-How and the Technology necessary or useful for the clinical development of HHT Products and the commercialisation of HHT Products in the Field in the JV Territory. The right given under this sub-clause will terminate upon the establishment of the Joint Venture Entity.

2.2      LIMITATIONS ON GRANT

         (a) During the term of the Supply and Distribution Agreement, ChemGenex may not itself commercialise, or sublicense a third party to commercialise, Licensed Products in the Field, other than in accordance with the Supply and Distribution Agreement.

         (b)      Clause 6 applies with respect to the JV Territory.

         (c) Notwithstanding clause 2.1(d), Stragen will be entitled to sell HHT Products in the JV Territory for compassionate use until such time as the Joint Venture Entity is established. The right given under this sub-clause will terminate upon the establishment of the Joint Venture Entity.

2.3      SUBLICENSING

         ChemGenex will have the right to grant sublicenses of its rights under this Agreement to Affiliates and/or third parties without Stragen's prior written approval.

2.4      CHEMGENEX'S AUTHORITY

         Without limitation to clause 2.1, during the term of this Agreement, and except as otherwise expressly herein provided, ChemGenex shall have the right to take such actions with respect to the Licensed Products as would normally be done in accordance with accepted business practices in the marketing of pharmaceutical products and legal requirements to obtain and maintain the authorisation and/or ability to market a pharmaceutical product in the countries in the Territory and to market the Licensed Products within such countries, including, without limitation, the following:

         (a) conducting human clinical trials of the Licensed Products as ChemGenex determines are reasonable, necessary or desirable;

         (b) making appropriate filings for the registration of one or more indications for the therapeutic use of the Licensed Products;

         (c) marketing the Licensed Products in such regions, at such prices and on such other terms and conditions as ChemGenex determines are reasonable, necessary or desirable;

         (d) developing patient and physician educational programs as may be required by the appropriate health regulatory authorities;

         (e) responding to product and medical complaints relating to the Licensed Products (as called for by the Supply and Distribution Agreement, each party shall promptly advise the other of any such complaints which it receives from regulators, customers or patients in the Territory);

         (f) with the cooperation of Stragen, handling all returns of the Licensed Products;

         (g) handling, in accordance with the relevant terms in the Supply and Distribution Agreement, all recalls of the Licensed Products;

         (h) communicating with any governmental agencies and satisfying their requirements regarding the authorisation and/or continued authorisation to market the Licensed Products in commercial quantities in the Territory; and

         (i) handling Licensed Product distribution, inventory and receivables.

3.       ROYALTIES

3.1      LICENSED PRODUCT

         (a) Where Stragen supplies any HHT Products in accordance with the Supply and Distribution Agreement, ChemGenex will have no additional obligation to pay any royalties, licence fees or other amounts with respect to the Licensed Products under this Agreement.

         (b) In the event that ChemGenex sublicenses the rights under this agreement to develop and/or commercialise the Licensed Products in the Field and in the Territory, Stragen shall receive a copy of the corresponding agreement between ChemGenex and its sublicensee and shall receive a royalty based on the following formula:

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

                                            30% (ChemGenex Revenue less the
                                            Stragen Manufacturing Cost for the
                                            corresponding HHT Product purchased
                                            from Stragen and paid for in
                                            accordance with clause 5.1(c) of the
                                            Supply and Distribution Agreement)

(c) In the event that ChemGenex sublicenses the rights under this agreement to develop and/or commercialise the Licensed Products in the Field and in the JV Territory prior to the formation of the Joint Venture Entity, Stragen shall receive a copy of the corresponding agreement between ChemGenex and its sublicensee and shall receive a royalty based on the following formula:

                                            51% (ChemGenex Revenue less the
                                            Stragen Manufacturing Cost for the
                                            corresponding HHT Product purchased
                                            from Stragen and paid for in
                                            accordance with clause 5.1(c) of the
                                            Supply and Distribution Agreement)

         (d) In the event that ChemGenex enters into co-promotion agreement with another company for the commercialisation of Licensed Products in the Field and in the Territory, clause 5.1(b) of the Supply and Distribution Agreement will apply and ChemGenex will have no additional obligation to pay any royalties or licence fees with respect to the Licensed Products under this Agreement.

         (e)      In this clause:

                  CHEMGENEX REVENUE         = all amounts (excluding
                                            Taxes) actually received by
                                            ChemGenex or any of its Affiliates
                                            with respect to the
                                            commercialisation or exploitation of
                                            Licensed Products within the Field,
                                            including royalties, milestone
                                            payments, licence fees and
                                            technology transfer fees (but only
                                            after ChemGenex recovers the
                                            clinical and development expenses up
                                            to (euro)5 million, including but
                                            not limited to CRO's cost ,
                                            products, special packaging,
                                            investigators and consulting fees,
                                            data management and non clinical
                                            studies) LESS:

                                  (I)       reasonable commissions paid by
                                            ChemGenex to third party
                                            distributors, brokers or agents
                                            other than sales personnel and sales
                                            representatives employed or engaged
                                            by ChemGenex with respect to the
                                            sale of such Licensed Products; and

                                 (II)       customs duties and surcharges and
                                            other governmental charges incurred
                                            by ChemGenex in connection with the
                                            exportation or importation of such
                                            Licensed Products; and

                  STRAGEN MANUFACTURING COST = *** per 5 milligram vial.

3.2      HHT PRODUCTS OUTSIDE OF THE FIELD

         In the event that ChemGenex determines to pursue commercialisation, either itself or through its sub-distributors or Affiliates of any HHT Products (including, for the avoidance of doubt, Licensed Products) outside of the Field or HHT Products other than Licensed Products in the Field, ChemGenex will:

         (a) have no obligation to pay any royalties or licence fees to Stragen; and

         (b) purchase the Bulk HHT required for those products from Stragen at a price of *** per milligram for development quantities and *** per milligram for commercial quantities, in accordance with the Supply and Distribution Agreement.

3.3      PAYMENT OF ROYALTIES

         Royalties payable under clause 3.1(b) must be paid with respect to each country of the Territory from the date of First Commercial Sale of a Licensed Product in such country until the later of:

         (a) the last to expire Valid Claim of the Stragen Patent Rights covering such Licensed Product in such country; or

         (b) Ten (10) years following the First Commercial Sale of such Licensed Product in such country.

         At the end of the Royalty Term in each country, ChemGenex will have a fully paid-up licence in that country.

3.4      PAYMENT DATES FOR ROYALTIES

         (a) Royalties on revenues other than Licensed Products sales by sublicensees must be paid within 30 days after the relevant amounts are paid to ChemGenex;

         (b) Royalties on Licensed Products sales by sublicensees must be paid within 45 days after the date of receipt of Products by ChemGenex's sublicensee. Such payments must be accompanied by a statement showing the calculation of ChemGenex Revenue on a product-by-product basis in each country of the Territory, and all information reasonably necessary to accurately calculate the amount of royalty payments due, including without limitation, a description of the number of units sold, average sales price and any amounts deducted from gross amounts invoiced for sales of Licensed Product.

3.5      ACCOUNTING FOR ROYALTIES

         Royalties will be payable in US dollars, and any payment amounts denominated in other than US dollars must be translated into US dollars in accordance with US generally accepted accounting principles using the rate of exchange at the date at which the payment is due to Stragen.

3.6      RECORDS AND AUDIT RIGHTS

         (a) During the Royalty Term ChemGenex shall keep full, true and accurate books of account and records in accordance with generally accepted United States accounting principles, consistently applied, containing all particulars and reasonable supporting documentation as may be necessary for the purpose of determining royalty payments under this Agreement.

         (b) Annually during the Royalty Term, and within 90 days from the end of its financial year, ChemGenex must provide, at its expense, a worldwide detailed ChemGenex Revenue report detailed by countries and products, and certified by their auditors, being a firm approved by SEC for public companies.

         (c) All such books of account, records and supporting documentation shall be open for inspection at a time mutually acceptable to the parties, during normal business hours no more frequently than once per year, for three (3) years following the end of each calendar year to which they apply, by any independent certified public accountant retained by Stragen (reasonably acceptable to ChemGenex) on behalf of Stragen for the purpose of verifying ChemGenex's reports and royalty payments. If such audit discloses an underpayment, ChemGenex shall promptly pay to Stragen the amount of such underpayment. The costs and expenses of performing such audits shall be borne by Stragen; provided, however, that if the amount of an underpayment for the audited period is five percent (5%) or more of the amount actually due, then the costs and expenses of performing such audit shall be promptly reimbursed by ChemGenex.

         (d) Stragen must ensure that the independent certified accountant enters into a confidentiality deed with ChemGenex which includes an obligation not to disclose to Stragen or its Affiliates any information other than that which is relevant to the rights of Stragen under this Agreement.

         (e) In the event of a dispute between the independent certified public accountants of ChemGenex and Stragen with respect to any matter called for by this Agreement, the parties shall select a third independent public accounting firm to arbitrate the dispute, provided, that such firm shall have the authority only to select from among the positions of the original two firms that position which it deems most accurate. The fees of such third firm shall be borne by the party whose position is not approved of by such arbitrator.

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

4.       DEVELOPMENT EXCLUSIVITY

         Each party agrees not to research or develop Licensed Products for use in the Field in the Territory during the term of this Agreement other than as provided for under this Agreement.

5.       CONDITION PRECEDENT

         The execution of the Supply and Distribution Agreement by both parties is a condition precedent to this Agreement.

6.       EUROPEAN JOINT VENTURE

6.1      ESTABLISHMENT

         (a) The parties agree to form a joint venture for the registration, marketing, distribution and sale of Licensed Products used in the Field in the JV Territory within *** days from the execution of this Agreement.

         (b) ChemGenex agrees to provide at no cost to the Joint Venture Entity, that clinical and toxicology data it has in its possession or control and that is necessary to prepare a submission for EMEA marketing approval of a Licensed Product, on the basis that ChemGenex retains all Intellectual Property Rights with respect to that data. The Joint Venture Entity may only use the data for the purpose contemplated by this subclause.

         (c) The parties agree the following terms will be incorporated into a Joint Venture Agreement:

                  (i) the establishment of a Joint Venture Entity, in the form of a Swiss societe anonyme with an initial capital of CHF ***, in which the parties' respective holdings and entitlement to profits are as follows:

                          (A) ChemGenex - 49%; and
                          (B) Stragen - 51%.

                  (ii) Stragen to supply Licensed Product to the Joint Venture Entity at the Manufacturing Cost;

                  (iii) the Joint Venture Entity to be responsible for registration, marketing, distribution and sale of the Licensed Products in the JV Territory;

                  (iv) the Joint Venture Entity will book sales from named patient sales of HHT in the JV Territory and will be responsible for timely SAE and regulatory reporting to ChemGenex;

                  (v) the Joint Venture Entity to contract for services from respective parties and hire employees when appropriate in the JV Territory;

                  (vi) a method for calculating profits and expenses for marketing and sale of Licensed Product and other products within the JV Territory;

                  (vii) a method for either parties to contribute additional products to the joint venture;

                  (viii) a right of last refusal for either party to purchase the other party's share in the Joint Venture Entity in the event that the other party wishes to dispose of all or part of their share, or in the event of a change in control of the other party;

                  (ix) The Joint Venture Entity will be responsible and bear all costs for Regulatory Approvals in the JV Territory; except that:

                           (A) Stragen is to supply the joint venture entity with copies of all:

                                    (I)      pre-clinical data;

                                    (II)     clinical data; and

                                    (III)    regulatory submissions and filings,
                           in the possession or control of Stragen that relate to HHT Products in the Field; and

                           (B) Stragen will be responsible for all filings with the regulatory authorities with respect to potential HHT Products for use in the Field in the JV Territory , including, but not limited to, Drug Approval Applications and seeking Regulatory Approvals for HHT Products, including preparation of reports necessary as part of a Drug Approval Application, at the Joint Venture Entity's reasonable expense. Without limiting the foregoing Stragen is to be responsible for preparing the Chemistry, Manufacturing and Controls (`CMC') section of an IND and NDA (and their equivalents), together with any other pre- or post-approval CMC documentation any government regulatory agency may request or require in the JV Territory for HHT Products in the Field, at Stragen's expense; and

                                    (x)      The Joint Venture Entity to solely
                                             own all Intellectual Property
                                             Rights in relation to the works
                                             referred to in subclause (ix). All
                                             registrations, permits and licences
                                             in the JV Territory to be obtained
                                             in the name of the Joint Venture
                                             Entity or its nominee.

                                    (xi)     ChemGenex to license free of charge
                                             the Joint Venture Entity to use the
                                             name `ChemGenex Europe'; and

                                    (xii)    Other terms and conditions
                                             typically contained in joint
                                             venture agreements of the type
                                             contemplated by this clause.

7.       JOINT STEERING COMMITTEE

7.1      ESTABLISHMENT OF JOINT STEERING COMMITTEE

         Upon the execution of this Agreement the parties must form a Joint Steering Committee for the purposes of:

         (a) collectively meeting, reviewing and evaluating the ongoing relationship between the parties;

         (b) considering short, medium and long term development and commercialisation goals and strategic direction;

         (c) considering development, expense sharing. manufacturing, supply and commercialisation of new dosage forms of HHT Products, including oral and patch dosage forms;

         (d) reporting on the research, development and other work conducted by the parties, including any discoveries or potentially commercially valuable Intellectual Property Rights created since the last meeting of the Joint Steering Committee;

         (e) recommending any activities or other steps which should be taken to further develop, or commercially exploit HHT Products in the Field;

         (f)      discussing new opportunities; and

         (g) attempting to settle any disputes or disagreements between the parties.

7.2      MEMBERSHIP

         (a) The Joint Steering Committee will have an equal number of representatives from each party and the size of the Joint Steering Committee must not exceed a total of 6 members.

         (b) Members of the Joint Steering Committee will be executive personnel of the parties. One member of the Joint Steering Committee selected by Stragen and one member of the Joint Steering Committee selected by ChemGenex must have substantial experience in pharmaceutical product research and development.

         (c) The initial members of the Joint Steering Committee will be the persons named in the Schedule.

         (d) Members of the Joint Steering Committee will serve on such terms and conditions as determined by the party selecting the person for membership on the Joint Steering Committee.

         (e) An alternate member designated by a party may serve temporarily in the absence of a permanent member designated by such party.

7.3      MEETINGS OF THE JOINT STEERING COMMITTEE

         The Joint Steering Committee:

         (a) will hold meetings at such times and places as shall be determined by a majority of the entire membership of the Joint Steering Committee but in no event shall such meetings be held less frequently than once every quarter, except as may be agreed by the Joint Steering Committee;

         (b) may conduct meetings in person or by telephone conference, provided that any decision made during a telephone conference meeting is evidenced in writing signed by one of each party's members of the Joint Steering Committee from each of the parties;

(c)               must keep minutes reflecting actions taken at meetings.

7.4      FUNCTIONS AND POWERS OF THE JOINT STEERING COMMITTEE

         (a) The activities of the parties under this Agreement shall be managed by the Joint Steering Committee only to the extent set forth in this clause.

         (b) ChemGenex will make all ultimate decisions regarding the development and commercialisation in the Territory of the HHT Products.

8.       CONTACT OFFICERS

         Each party must nominate a Contact Officer to serve as the primary point of contact for the other party with respect to this Agreement. As at the date of this Agreement each party's Contact Officer will be as set out in the Schedule.

9.       CLINICAL DEVELOPMENT AND DILIGENCE OBLIGATIONS

9.1      COMMERCIALLY REASONABLE EFFORTS

         Subject to the general budget and financing plan to be approved by a resolution of the ChemGenex board of directors, and all applicable laws and regulatory requirements, ChemGenex will use commercially reasonable efforts, consistent with accepted business practices and legal requirements relating to pharmaceutical drug development, to:

         (a) conduct scientific, technical and clinical (but not manufacturing) activities, required for the sale of Licensed Products for use in the Field in the Territory;

         (b) to pursue and maintain necessary governmental approvals for Licensed Products for use in the Field in the Territory; and

         (c) to market Licensed Products for use in the Field in the Territory after appropriate Regulatory Approval, provided however, that the approvals for all manufacturing activities will be the sole responsibility of Stragen.

9.2      CLINICAL DEVELOPMENT AND REGULATORY FILINGS

         (a) ChemGenex will be responsible for financing, overseeing and conducting the clinical development of Licensed Products in order to obtain Regulatory Approvals on a worldwide basis .ChemGenex will be responsible for ongoing regulatory filings to support clinical development worldwide including the JV Territory.

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

         (b) ChemGenex will be responsible for preparing and filing all filings with the regulatory authorities with respect to potential HHT Products for use in the Field in the Territory, including, but not limited to, Drug Approval Applications and seeking Regulatory Approvals for HHT Products, including preparation of reports necessary as part of a Drug Approval Application. ChemGenex will solely own all Intellectual Property Rights in relation to the works referred to in this clause. All such registrations, permits and licences in the Territory shall be obtained in the name of ChemGenex or one of its Affiliates or Subdistributors.

         (c) Stragen will be responsible for filing with regulatory authorities for marketing approval of HHT Products for use in the Field in the JV Territory in accordance with clause 6.1(c)(ix)(B) and 6.1(c)(x).

         (d) Stragen must provide ChemGenex with such information and other material in English as ChemGenex shall reasonably request (or as the appropriate health regulatory authorities shall require) in support of applications for Licensed Product registrations (including regulatory filings to support clinical development of Licensed Products) including without limitation:

                  (i)      all preclinical and clinical data; and

                  (ii) all regulatory submissions and filings; (iii) all chemistry, manufacturing and controls data,

                  in Stragen's possession relating to the Licensed Products.

         (e) ChemGenex agrees to proceed with Stragen Pharma's Phase 2 Study Protocols in Accelerated Phase Chronic Myeloid Leukemia (Study HHT-CML/INTL/04.2 and 04.3) and to reimburse Stragen for the payment it has made to Inveresk Research Limited (CRO) (`INVERESK') on January 1st, 2006 (as per the invoice contained in Annexure D) subject to Stragen providing ChemGenex with proof of payment. ChemGenex agrees to contract directly with Inveresk and pay bills issued by Inveresk for services performed for ChemGenex from the date of execution of this Agreement (in accordance with its obligations under the contracts it makes with Inveresk). For the avoidance of doubt, the parties agree that ChemGenex will not be obliged to make or reimburse Stragen or Stragen Pharma for any additional payments payable by Stragen Pharma or Stragen to Inveresk.

9.3      CLINICAL SUPPLIES

         The Joint Steering Committee will advise Stragen of the amounts of Licensed Product required by ChemGenex to conduct clinical trials. Stragen must supply such amounts of Licensed Product in a timely manner and upon the terms and conditions provided for in the Supply and Distribution Agreement.

9.4      REGULATORY CHANGES

         Each party shall promptly advise the other party of any known new instructions or specifications relating to HHT Products required by the health regulatory authorities of any country within the Territory, and the parties shall confer with respect to the best mode of compliance with such new requirements.

10.      REPRESENTATIONS AND WARRANTIES 10.1 REPRESENTATIONS AND WARRANTIES

         Each party represents and warrants to the other that:

         DUE AUTHORISATION

         (a) It is duly authorised to execute and deliver this Agreement and to perform its obligations hereunder, and any person executing this Agreement on its behalf has been duly authorised to do so by all requisite corporate action.

         BINDING AGREEMENT

         (b) This Agreement is legally binding upon such party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity. The execution, delivery and performance of this Agreement by itself does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

10.2     REPRESENTATIONS AND WARRANTIES OF STRAGEN

         Stragen makes the following representations and/or warranties to
         ChemGenex:

         (a)      Stagen represents and warrants that, to Stragen's knowledge:

                  (i) Stragen owns the entire right, title and interest in and to the Stragen Know-How and Technology in the Field;

                  (ii) Stragen owns the entire right, title and interest in and to the Stragen Patent Rights in the Field and the Trade Marks;

                  (iii) Stragen has not at the date of this Agreement granted any licences or rights that are inconsistent with the licences and other rights granted to ChemGenex under this Agreement; and

                  (iv) as at the date of this Agreement, no third party has charged in writing that any aspect of the Stragen Know-How or the Stragen Patent Rights or Stragen's use of the Trade Marks infringes any existing intellectual property of such third party, and Stragen is not aware of the existence of any reasonable basis for the assertion of any such third party claim.

10.3     DISCLAIMER OF WARRANTIES

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, AND HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. STRAGEN MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF STRAGEN PATENT RIGHTS, OR THAT ANY LICENSED PRODUCT WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING STRAGEN PATENT RIGHTS COVERED BY THIS AGREEMENT.

11.      INTELLECTUAL PROPERTY 11.1 OWNERSHIP

         (a) Each party will own all Intellectual Property Rights in and to any of their respective inventions, discoveries, methods, processes, technical processes, know-how, work or improvements conceived, made, done or reduced to practise in relation to HHT Products including, without limitation, any potential uses of HHT Products.

         (b) Intellectual Property Rights in and to any of the inventions, discoveries, methods, processes, technical processes, know-how or improvements referred to in the preceding subclause that are conceived, made, done or reduced to practice by the parties jointly, will be held by the parties jointly.

         (c) Within 60 days of request, each party must execute, sign and deliver all written assignments, deeds, agreements, applications, notices, information and other documents necessary or convenient to assign to the other party their Intellectual Property Rights, or as otherwise required to evidence or vest ownership of the Intellectual Property Rights in accordance with this clause.

11.2     ENFORCEMENT

         (a) If any Stragen Patent Right is infringed by a third party in the Territory during the term of this Agreement, the party to this Agreement first having knowledge of such infringement must promptly notify the other in writing.

         (b) The notice must set out the perceived facts of such infringement in reasonable detail.

         (c) Stragen will have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding by its own counsel with respect to infringement or misappropriation of such Stragen Patent Rights and ChemGenex shall have the right, at its own expense, to be represented in such action by its own counsel.

         (d) If Stragen fails to bring any such action or proceeding within a period of 180 days after receiving written notice from ChemGenex or otherwise having knowledge of such infringement, and the infringement relates to the Field and Territory, then ChemGenex will have the right to bring and control any such action by counsel of its own choice, and Stragen shall have the right, at its own expense, to be represented in any such action or proceeding.


         (e) In any event, each party agrees to be joined as a party to proceedings if required by law to maintain the action or if reasonably requested and, in any event, to give the non joined party all reasonable assistance and authority to file and to prosecute such suit.

         (f) The costs and expenses of all suits brought by either party under this clause will be reimbursed to both parties out of any damages or other monetary awards recovered in favour of Stragen and/or ChemGenex.

         (g) ChemGenex may not enter into any settlement or consent judgment or other voluntary final disposition of a suit under this clause, without the express written consent of Stragen (which consent shall not be unreasonably withheld, conditioned or delayed). Stragen may not enter into any settlement or consent judgment or other voluntary final disposition of a suit under this clause that relates specifically to the Field and Territory, without the express written consent of ChemGenex (which consent shall not be unreasonably withheld, conditioned or delayed).

11.3     PATENT TERM RESTORATION

         The parties must give reasonable cooperation to each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to the Licensed Products.

11.4     REGISTRATION AS LICENSEE

         (a) ChemGenex may at any time during the term of this Agreement request Stragen to grant to ChemGenex licences for the Stragen Patent Rights in a form which complies with the requirements of the law and public authorities in each part of the Territory to enable ChemGenex at its expense to become duly registered as a licensee under the relevant patent/s. (b) ChemGenex must bear all costs and expenses incurred in the grant and registration of formal licences under clause (a).
                  11.5 REGISTRATION AND MAINTENANCE OF PATENTS (a) Stragen must do all acts, matters and things (including the payment of all renewal fees) and execute all documents necessary to maintain the Stragen Patent Rights in force, and must produce to ChemGenex 30 days before the last day for the payment of the renewal fees evidence satisfactory to ChemGenex that registration of the relevant patent/s has been renewed. If ChemGenex is not satisfied that registration of the patent/s has been renewed, it may pay the renewal fees and deduct the amount paid from the royalties or payments payable to Stragen under this Agreement.

         (b) Stragen must at its own cost defend every action or proceedings instituted for the revocation of the Stragen Patent Rights.

         (c) In the event that no exclusivity exists as a consequence of the invalidity, revocation or expiration of the Stragen Patent Rights in any country comprising part of the Territory the obligations contained in this Agreement for ChemGenex to pay royalties upon sales or commercialisation within that part of the Territory cease from the date of such invalidity, revocation or expiration.

         (d) With respect to Intellectual Property Rights, other than the Stragen Patent Rights, owned solely by one of the parties:

                  (i) the party who owns the Intellectual Property Rights will be responsible for filing, prosecuting and maintaining patent applications and patents to protect their Intellectual Property Rights; and

                  (ii) the other party will have a right to review and comment on such filings and related correspondence, however the party who owns the Intellectual Property Rights will have the sole discretion as to:

                           (A) whether or not to apply for, prosecute and/or maintain patents; and

                           (B) the countries in which patent protection is sought or maintained.

         (e) With respect to Intellectual Property Rights owned jointly by the parties:

                  (i) the decision as to whether or not to seek and/or maintain patent protection will be made by the Joint Steering Committee;

                  (ii) both parties will have a right to review and comment on any filings and related correspondence; and

                  (iii) the parties will share the expenses of filing, prosecuting and maintaining such applications jointly.

11.6     INFRINGEMENT OF TRADE MARKS

         (a) In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, either party or any of its Affiliates, claiming infringement of its trade mark rights by virtue of the use by ChemGenex of any of the Trade Marks, that party must promptly notify the other party of the claim or the commencement of such action, suit or processing, enclosing a copy of the claims and/or all papers served.

12.      INDEMNIFICATION

12.1     INDEMNIFICATION BY CHEMGENEX

         Subject to the terms of the Supply and Distribution Agreement, ChemGenex hereby agrees to defend, indemnify and hold harmless Stragen and its Affiliates, officers, directors, employees, consultants and agents from and against any and all suits, claims, actions, demands, liabilities, expenses and or losses, including reasonable attorneys' fees and other costs of defence (`CLAIMS'):

         (a) resulting from the use, handling, storage, offer for sale, sale or other disposition of HHT Product by ChemGenex, its Affiliates, agents or sublicensees, but only to the extent such Claims do not result from the negligence or intentional misconduct of, or material breach of this Agreement or the Supply and Distribution Agreement by Stragen;

         (b) resulting directly from a material breach of this Agreement by ChemGenex; or

         (c) from the negligence or intentional misconduct of ChemGenex, its Affiliates, sublicensees, officers, directors, employees, contractors or agents.

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

12.2     INDEMNIFICATION BY STRAGEN

         Stragen and Stragen Pharma hereby agree to defend, indemnify and hold harmless ChemGenex and its Affiliates, officers, directors, employees, consultants and agents from and against any and all Claims resulting from a material breach of this Agreement or the Supply and Distribution Agreement by Stragen or Stragen Pharma or from the negligence or intentional misconduct of Stragen, Stragen Pharma or either of their Affiliates, officers, directors, employees, contractors or agents.

12.3     INDEMNIFICATION PROCEDURES

         (a) Promptly after the receipt by any party hereto of notice under clause 12.1 or clause 12.2 of:

                  (i)      any claim; or

                  (ii)     the commencement of any action or proceeding,

                  such party (the `AGGRIEVED PARTY') will, if a claim with respect thereto is to be made against any party obligated to provide indemnification (the `INDEMNIFYING PARTY') pursuant to such sections, give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defence of any such claim or any litigation resulting from such claim, and, upon such assumption, shall cooperate fully with the Indemnifying Party in the conduct of such defence. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such action within a reasonable time, but in no event more than 15 days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defence of any such claim or litigation resulting therefrom, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defence or settlement of such claim or litigation resulting therefrom and to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom. The Aggrieved Party may participate, at its expense, in the defence of such claim or litigation provided that the Indemnifying Party shall direct and control the defence of such claim or litigation. The Indemnifying Party shall not, in the defence of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party, or enter into any settlement, except with the written consent of the Aggrieved Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim or litigation.

         (b) If the Indemnifying Party shall not assume the defence of any such claim or litigation resulting therefrom within a period of 15 days from the date of issue of the claim, the Aggrieved Party may defend against such claim or litigation in such manner as it may deem appropriate and, unless the Indemnifying Party shall deposit with the Aggrieved Party a sum equivalent to the total amount demanded in such claim or litigation within a period of 15 days from the date of issue of the claim, or shall deliver to the Aggrieved Party a surety bond in form and substance reasonably satisfactory to the Aggrieved Party, the Aggrieved Party may settle such claim or litigation on such terms as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all reasonable expenses, legal or otherwise, incurred by the Aggrieved Party in connection with the defence against or settlement of such claims or litigation. If no settlement of such claim or litigation is made, the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all reasonable expenses, legal or otherwise, incurred by the Aggrieved Party in the defence against such claim or litigation.

13.      LIMITATION ON LIABILITY

         IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE GRANT OR EXERCISE OF

         RIGHTS UNDER THIS AGREEMENT OR THE USE OR SALE OF LICENSED PRODUCTS.

14.      TERM AND TERMINATION

14.1     TERM

         This Agreement shall commence on the date of this Agreement and will continue in each country in the Territory until the last day of the Royalty Term with respect to such country, unless terminated earlier in accordance with this Agreement.

14.2     TERMINATION

         (a)      Either party shall have the right to terminate this Agreement:

                  (i) Upon 30 days prior notice to the other in the event that the other commits any material breach of its obligations under this Agreement and (where the breach is capable of remedy) fails to remedy the same within a reasonable time after being called upon in writing to do so; or

                           (ii) to the extent permitted by law, upon notice to the other in the event the other party:

                                    (A)      becomes insolvent;

                                    (B)      fails generally to pay its debts as
                                             they fall due;

                                    (C)      files a voluntary petition or any
                                             answer admitting the material
                                             allegations of, or consents to, an
                                             involuntary petition pursuant to or
                                             purporting to be pursuant to any
                                             reorganization or insolvency law of
                                             any jurisdiction;

                                    (D)      makes an assignment for the benefit
                                             of creditors; or

                                    (E)      applies for or consents to the
                                             appointment of a receiver or
                                             trustee of a substantial party of
                                             its property; or Effect of
                                             Expiration or Termination of this
                                             Agreement.

         (b) The rights and obligations set forth in this Agreement shall extend beyond the term or termination of the Agreement only to the extent expressly provided for herein, or the extent that the survival of such rights or obligations are necessary to permit their complete fulfilment or discharge.

14.3     ACCRUED RIGHTS, SURVIVING OBLIGATIONS

         (a) Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder.

         (b) The following clauses will survive termination or expiration of this Agreement: 3.3, 3.4, 3.5, 3.6,10,11.1, 12,13,
                  15(a),17, 18, 19.3,19.4,20.

15.               ADVERTISING AND PUBLICITY

         (a) Except for such disclosures as are deemed necessary in Stragen's or ChemGenex's, as the case may be, reasonable judgment to comply with applicable law, only ChemGenex may make any publicly disseminated oral or written disclosure relating or referring to, or use any advertising or publicity which relates or makes reference to:

                  (i)      this Agreement;

                  (ii)     the Supply and Distribution Agreement

                  (iii) the terms of this Agreement or the Supply and Distribution Agreement;

                  (iv)     the development or commercialisation of HHT Products;
                           or

                  (v)      the publication or presentation of scientific data.

                  (b) Stragen will have the right to review public announcement relating to HHT Products prior to public release by ChemGenex.

16.      OPTION

16.1     GRANT

         ChemGenex grants to Stragen an option to subscribe for one million (1,000,000) ordinary shares in ChemGenex for consideration of *** per share (`THE OPTION'), exercisable on the terms and subject to the conditions set out in this clause.

16.2     CONDITION

         (a) The grant of the Option is subject to the Australian Stock Exchange (ASX) listing rules (`LISTING Rules') and is upon the approval of the shareholders of ChemGenex in accordance with Listing Rule 7.1.5 if required.

         (b) If approval is required, ChemGenex will do all things reasonably necessary to procure the approval at the next annual general meeting of ChemGenex or any prior extraordinary general meeting of ChemGenex, but not later than October 30, 2005.

16.3     CERTIFICATE

         ChemGenex will procure the delivery of a certificate in respect of the Option following the grant, evidencing the Option and setting out the terms of the Option.

16.4     ASSIGNMENT

         The Option is personal to Stragen and may not be assigned to or exercised by any other entity or person.

16.5     TIME FOR EXERCISE

         The Option may not be exercised until that day which is 12 months after the date of this Agreement and expires on the earlier of:

         (a)      the failure of a condition applicable to the Option; and

         (b) that day which is 5 years after the date of this Agreement (`THE EXPIRY DATE').

16.6     TERMS OF EXERCISE

         (a) The Option must be exercised before the Expiry Date and may be exercised once only, whether in relation to all or part of the one million (1,000,000) shares.

         (b) All shares issued pursuant to the exercise of the Option together will rank pari passu in all respects with shares on issue at the time of allotment.

         (c) The Option will confer no right on Stragen to participate in new issues of securities by ChemGenex without exercising the Option.

16.7     METHOD OF EXERCISE

         (a) The Option must be exercised by delivering to the registered office of ChemGenex a notice stating that Stragen is exercising the Option, which is signed by Stragen.

16.8     ACKNOWLEDGEMENT

(a) Stragen acknowledges that any liabilities incurred by Stragen as a result of the issue of the Option and/or shares in ChemGenex are liabilities of Stragen and not ChemGenex.

17.      CONFIDENTIALITY

17.1     CONFIDENTIALITY

(a) For a period of ten (10) years from the Effective Date of this Agreement or five (5) years from the termination hereof, whichever occurs later:

(i) each party shall refrain from the use of Confidential Information furnished by the other party for any purpose inconsistent with this Agreement; and

(ii) each party shall treat Confidential Information furnished by the other party as if it were its own proprietary information and shall not disclose it to any third party other than its Affiliates or consultants without the prior written consent of the other party who furnished such information and subject to the same obligations of Confidentiality as set out in this Agreement.

(b) Clause 17.1(a)(ii) above shall not apply where such Confidential Information is:

(i) disclosed to comply with the requirements of any law, governmental order (including a court order) or regulation; or

(ii) information disclosed by Stragen for the purpose obtaining any Regulatory Approvals for HHT Products including all material and information submitted to and/or filed with a governmental regulatory agency or any other equivalent agency covering the HHT Products and information related to the HHT Products contained in all documents submitted in connection with regulatory submissions throughout the world covering the HHT Products.

17.2     DISCLOSURE REQUIRED BY LAW

         In the event that either party is required to make disclosure of the other's Confidential Information as a result of the issuance of a court order or other government process, the party subject to such requirement promptly, but in not event more than 48 hours after learning of such court order or other government process, shall notify the other party and, at the other party's expense, the party subject to such requirements shall:

         (a) take all reasonably necessary steps requested by the other party to defend against the enforcement of such court order or other government process; and

         (b) permit the other party to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

18.      LICENSE OF INTELLECTUAL PROPERTY RIGHTS FROM STRAGEN PHARMA TO STRAGEN

18.1     CONSIDERATION

         The covenants given in this Agreement by Stragen Pharma in favour of ChemGenex are given in consideration for:

         (a) ChemGenex entering into this Agreement and the Supply and Distribution Agreement at the request of Stragen Pharma; and

         (b) the covenants given by ChemGenex in clause (e) of this Agreement to proceed with Stragen Pharma's Phase 2 Study Protocols in Accelerated Phase Chronic Myeloid Leukemia (Study HHT-CML/INTL/04.2 and 04.3), pay the Inveresk invoice and enter into direct service contracts with Inveresk; and

         (c) all of the covenants given by ChemGenex in favour of Stragen and Stragen's Affiliates, under both this Agreement and the Supply and Distribution Agreement.

18.2     LICENSE OF STRAGEN RIGHTS

         (a)      Stragen Pharma:

                  (i) warrants and represents to ChemGenex that Stragen is exclusively licensed and authorised by Stragen Pharma to grant the rights Stragen has purported to give to ChemGenex under clause 2.1 and the other clauses contained in this Agreement, and the under the Supply and Distribution Agreement (`THE STRAGEN LICENCE'); and

                  (ii) agrees that in the event and to the extent that the Stragen Licence is terminated, invalidated, revoked, or otherwise is, or becomes, ineffective to grant to ChemGenex the rights purported to be given to it by Stragen under this Agreement or under the Supply and Distribution Agreement:

                           (A) Stragen will grant to ChemGenex a direct licence giving ChemGenex the same rights as it has under the Stragen Licence; and

                           (B) any references to Stragen in this Agreement and in the Supply and Distribution Agreement will be construed as a reference to Stragen Pharma, and Stragen Pharma will perform the obligations of Stragen under this Agreement and the Supply and Distribution Agreement.

         (b) The licence referred to in sub-clause 18.2(a)(ii)(A) will take effect immediately without the need for any further action by either party, however if requested by ChemGenex, Stragen Pharma must promptly sign all documents and do all other things reasonably required by ChemGenex to give effect to this clause.

 18.3 INDEMNITY

         (a) Stragen Pharma agrees to indemnify and hold harmless ChemGenex and its Affiliates, officers, directors, employees, consultants and agents from and against any and all Claims resulting from a material breach of this Agreement or the Supply and Distribution Agreement by Stragen or Stragen Pharma or from the negligence or intentional misconduct of Stragen, Stragen Pharma or either of their Affiliates, officers, directors, employees, contractors or agents.

19.      MISCELLANEOUS

19.1     GOVERNING LAW; CHOICE OF FORUM

         The parties agree that this Agreement shall be governed by and construed in accordance with the laws of Switzerland, state of Geneva, and irrevocably submit to the non-exclusive jurisdiction of the courts of that state.

19.2     RELATIONSHIP

         (a) Nothing contained in this Agreement will be deemed to create any association, partnership, joint venture, or relationship of principal and agent between the parties to this Agreement or any of their respective Affiliates, or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party.

         (b) No employee or representative of a party will have any authority to bind or obligate the other party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without relevant party's authorised written approval.

19.3     INTEREST DUE ON LATE PAYMENTS

         If any amount payable by under this Agreement by one party to the other is not paid when due, then without limiting any other rights which the relevant party may have as a result of such late payment, the amount unpaid shall bear interest until paid at a rate per annum equal to the prime rate published and as changed from time to time by Citibank, N.A. New York, New York (as reported in The Wall Street Journal) plus two and one-half percent (2.5%), with such interest to be paid on demand together with all costs incurred by Stragen to collect the amounts due hereunder, including but not limited to reasonable attorneys fees and disbursements.

19.4     TAXES

         Each party shall bear all taxes imposed on it as a result of the performance by such party under this Agreement including, but not limited to, any sales tax, any tax on or measured by any payment required to be made hereunder, any registration tax, or any tax imposed with respect to the granting of licences or other rights hereunder. The parties shall cooperate fully with each other in obtaining and filing all requisite certificates and documents with the appropriate authorities and shall take such further action as may reasonably be necessary to avoid the deduction of any withholding or similar taxes from any remittance of funds by ChemGenex to Stragen hereunder.

19.5     EMPLOYEES

         Neither party shall have any responsibility for the hiring, firing or compensation of the other party's employees or for any employee benefits of the other party's employees.

19.6     ASSIGNMENT

         This Agreement shall be binding upon, and shall inure to the benefit of successors to a party hereto, but shall not otherwise be assignable without the prior written consent of both parties, except to:

         (a) the successor or assignee of all or substantially all of a party's business relating to HHT Products; or

         (b)      a party's Affiliate; or

         (c)      another entity in a party's corporate group,

         in which cases no prior consent will be required.

         In the event all or part of a party's interest under this Agreement is assigned or transferred, that party must notify the other at least 30 days prior to such assignment or transfer.

19.7     NOTICES

         Any notice required or permitted to be made or given hereunder shall (except as otherwise expressly provided herein) be in writing and shall be made or given to the other party by personal in-hand delivery; by facsimile, by airmail, postage prepaid; or by air courier to the mailing or facsimile numbers set forth below:


                  CHEMGENEX PHARMACEUTICALS LIMITED
                  Pigdons Road
                  Waurn Ponds, Victoria, Australia, 3216

                  Fax +61 3 5227 1322

                  STRAGEN INVESTMENT B.V.
                  c/- Stragen Pharma S.A.
                  3, rue Hugo-de-Senger
                  P.O. Box 617
                  CH-1211 Geneva 4

                  Fax  + 41 22 809 40 99


                  STRAGEN PHARMA S.A.
                  3, rue Hugo-de-Senger
                  P.O. Box 617
                  CH-1211 Geneva 4

                  Fax  + 41 22 809 40 99
                  or to such other address or facsimile numbers as either party shall designate by notice, similarly given, to the other party. Notices shall be deemed to have been sufficiently made or given:

         (a) if by personal in-hand delivery, or by facsimile with confirmed transmissions, when performed;

         (b) if mailed by air mail, 14 days after being deposited in the mail, postage prepaid; or

         (c) by air courier, 3 days after delivery to the air courier company.

19.8     FORCE MAJEURE

         In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lockout, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, including any governmental law, order regulation permanently or temporarily prohibiting or reducing the level of the manufacture of Licensed Product, epidemic, destruction of production facilitates, riots, insurrection, inability to procure or use materials, labour, equipment, transportation or energy sufficient to meet manufacturing needs; or any other cause beyond the reasonable control of the party invoking this clause 19.8 provided such party shall have used its best efforts to avoid such occurrence; such party shall give notice to the other party in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

19.9     WAIVER

         The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.

19.10    PARTIAL INVALIDITY

         The parties to this Agreement desire and intend that the terms and conditions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction where enforcement is sought. If any particular term or condition of this Agreement is adjudicated , or becomes by operation of law, invalid or unenforceable, this Agreement will be deemed amended to delete the portion which is adjudicated, or which becomes by operation of law, invalid or unenforceable, provided, however, that where possible, a particular term or condition will be reduced to the extent necessary to permit the remainder of the particular term or condition to be enforced, the deletion or reduction to apply only with respect to the operation of the term or condition and the remainder of this Agreement to remain in full force and effect. A deletion or reduction of any term or condition will apply only with respect to the operation of that term or condition in the particular jurisdiction in which such adjudication is made or becomes by operation of law, invalid or unenforceable.

19.11    COUNTERPARTS; ENGLISH LANGUAGE

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement is entered into in the English language. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation hereof into any other language, and this English language version shall be controlling for all purposes.

20.      DISPUTES

20.1     ALTERNATIVE DISPUTE RESOLUTION PROCEDURE

         (a) A party must not start arbitration or court proceedings (except proceedings seeking interlocutory relief) in respect of a dispute arising out of this Agreement (`DISPUTE') unless it has complied with this clause.

         (b) A party claiming that a Dispute has arisen must notify the other party to the Dispute, specifying the nature of the Dispute.

         (c) Within 14 days after a notice is given under clause (b), each party to the Dispute must nominate in writing a representative authorised to settle the Dispute on its behalf.

         (d) Each party must ensure that, during the 30 day period after a notice is given under clause (b) (or longer period agreed between the parties), its representative uses his or her best endeavours, with the other representatives and the Joint Steering Committee:

                  (i)      to resolve the Dispute; or

                  (ii)     to agree on:

                           (A) a process to resolve all or at least part of the Dispute without arbitration or court proceedings, (eg mediation, conciliation, executive appraisal or independent expert determination);

                           (B) the selection and payment of any third party to be engaged by the parties and the involvement of any dispute resolution organisation;

                           (C)      any procedural rules;

                           (D) the timetable, including any exchange of relevant information and documents; and

                           (E)      the place where meetings will be held.

         (e) The role of any third party is to assist in negotiating a resolution of the Dispute. A third party may not make a decision that is binding on a party unless that party's representative has so agreed in writing.

         (f)      Each party:

                  (i) must keep confidential all information or documents disclosed by a representative under this clause; and

                  (ii) must not use such information or documents except to attempt to settle the Dispute.

         (g) Each party must bear its own costs of resolving a Dispute under this clause and the parties must bear equally the costs of any third party engaged.

         (h) After the 30 day period referred to in clause (d) (or longer period agreed between the parties), a party that has complied with clauses (b) to (d) may terminate the dispute resolution process by giving notice to the other parties to the Dispute.

         (i) If a party to a Dispute does not comply with any provision of clauses (a) to (d) the other parties to the Dispute are not bound by clauses (a) to (d).

21.               INTERPRETATION

         In this Agreement, except to the extent the context otherwise requires:

         (a) the singular includes the plural and vice versa and a gender includes other genders;

         (b) a reference to a party is to be construed as a reference to a party to this Agreement;

         (c) a reference to a party to this Agreement or any other document or agreement includes its successors and permitted assigns;

         (d) a reference to an item in the Background, clause, schedule, annexure or appendix is a reference to an item in the Background, clause of or schedule, annexure or appendix to this Agreement and references to this Agreement include its schedules and any annexures;

         (e) where a word or phrase is given a particular meaning, other parts of speech or grammatical forms of that word or phrase have corresponding meanings;

         (f) a reference to a document or agreement including this Agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

         (g) in the interpretation of this Agreement, headings are to be disregarded;

         (h)      references to `***' are to *** unless otherwise indicated.

SCHEDULE
--------------------------------------------------------------------------------

JOINT STEERING COMMITTEE MEMBERS    ChemGenex:          Dennis Brown

                                                        Harry Pedersen


                                    Stragen:            Antoine Tetard

                                                        2nd member to be advised


CONTACT OFFICER                     ChemGenex:          Harry Pedersen

                                    Stragen:            Antoine Tetard

EXECUTED as an agreement.


EXECUTED for and on behalf of                    )
CHEMGENEX PHARMACEUTICALS LIMITED                )
by authority of the directors in the presence of:)
                                                 )

         ---------------------------------------------------           -------------------------------------------------
/~       Director                                               /~     Director/Secretary



         Greg Collier                                                     James Campbell          Authorised signatory
         ---------------------------------------------------           -------------------------------------------------
/~       Full name of director                                  /~     Full name of director/secretary


EXECUTED for and on behalf of        )
STRAGEN INVESTMENT B.V. by authority )
of the directors in the presence of: )
                                     )

         ---------------------------------------------------           -------------------------------------------------
/~       Director                                               /~     Director/Secretary



         Jan Versteeg                                                     Johan Versluis
         ---------------------------------------------------           -------------------------------------------------
/~       Full name of director                                  /~     Full name of director/secretary


EXECUTED for and on behalf of          )
STRAGEN PHARMA S.A. by authority of the)
directors in the presence of:          )
                                       )

         ---------------------------------------------------           -------------------------------------------------
/~       Director                                               /~     Director/Secretary



        Jean Luc Tetard                                                   Antoine Tetard
         ---------------------------------------------------           -------------------------------------------------
/~       Full name of director                                  /~     Full name of director/secretary

ANNEXURE A
Stragen Patents

-------------------------------------------------------------------------------------------------------------------------

                                            PATENTS PORTFOLIO OF STRAGENPHARMA

Liste des Criteres de selections

                           Titre abrege                         cephalotaxanes

-------------------------------------------------------------------------------------------------------------------------
Short title         Country Protected as       Status   Your     Based on    Filing     Filing      Date of     Number
                                                        ref                  date       number      grant       of grant
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          US  Patent             in                FR 98       30/03/2001 09/817 176  02/09/2003  6,613,900
                            (Continuation in   force             03492
                            part)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          FR  Patent             in                            20/03/1998 98 03492    10/09/2004  98 03492
                                               force
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          US  Patent             in                FR 98       16/03/1999 09/ 270     14/12/2004  6,831,180
                                               force             03492                  006
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          AT  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          BE  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          CH  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          CY  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          DE  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          DK  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          EP  European patent    Validated         FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            -----------------                    03492
                            (Euro/PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          ES  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          FI  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          FR  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          GB  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          GR  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          IE  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          IT  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          LU  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          MC  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          NL  European patent    in                FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force             03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------

06 JUIN 2005                                                                                     PAGE 1 DE 2

                                       26

                                            PATENTS PORTFOLIO OF STRAGENPHARMA


Liste des Criteres de selections
                                                Titre abrege cephalotaxanes

-------------------------------------------------------------------------------------------------------------------------
Short title         Country Protected as       Status   Your    Based on    Filing     Filing      Date of     Number
                                                        ref                 date       number      grant       of grant
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          PT  European patent    in               FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force            03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          SE  European patent    in               FR 98       17/03/1999 99942587.9  16/02/2005  1 064 285
                            (Validation)       force            03492
                            (PCT)
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          JP  Patent             in               FR 98       17/03/1999 2000-537877
                            application (PCT)  force            03492
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          CN  Patent             in               FR 98       17/03/1999 99806044.5
                            application (PCT)  force            03492
-------------------------------------------------------------------------------------------------------------------------
CEPHALOTAXANES          US  Application for    in               FR 98       25/06/2004 10/877 067
                            continuation in    force            03492
                            part
-------------------------------------------------------------------------------------------------------------------------

06 JUIN 2005                                                                                     PAGE 2 DE 2

                                       27

                                            PATENTS PORTFOLIO OF STRAGENPHARMA


Liste des Criteres de selections
                                                 Titre abrege           HOMOHARRINGTONINE COMBINATION%

---------------------------------------------------------------------------------------------------------------------------------
Short title                 Country Protected as       Status  Your     Based on     Filing     Filing      Date of    Number
                                                               ref                   date       number      grant      of grant
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE               EP  European patent    in               US 60/316    05/09/2002 02772653.8
COMBINATION THERAPY FOR             application        force            967
CML                                 (Euro/PCT)
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE               HK  Patent             in               US 60/316    05/09/2002 05101068 0
COMBINATION THERAPY FOR             application by     force            967
CML                                 registration
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE               US  Application for    in               US 60/316    05/09/2002 10/397,267
COMBINATION THERAPY FOR             continuation in    force            967
CML                                 part (PCT)
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE               CA  Patent             in               US 60/316    05/09/2002 2,459,822
COMBINATION THERAPY FOR             application (PCT)  force            967
CML
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE               JP  Patent             in               US 60/316    05/09/2002 2003-524561
COMBINATION THERAPY FOR             application (PCT)  force            967
CML
---------------------------------------------------------------------------------------------------------------------------------

06 JUIN 2005                                                                                     PAGE 1 DE 1

                                       28

                       PATENTS PORTFOLIO OF STRAGENPHARMA


Liste des Criteres de selections
                                                 Titre abrege              HOMOHARRINGTONINE COMBINATION%

---------------------------------------------------------------------------------------------------------------------------------
Short title                  Country  Protected as        Status  Your     Based on      Filing     Filing      Date     Number
                                                                  ref                    date       number      of       of grant
                                                                                                                grant
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE                 EP  European patent     in               US 60/316     05/09/2002 02772653.8
COMBINATION THERAPY FOR CML           application         force            967
                                      (Euro/PCT)
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE                 HK  Patent              in               US 60/316     05/09/2002 05101068 0
COMBINATION THERAPY FOR CML           application by      force            967
                                      registration
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE                 US  Application for     in               US 60/316     05/09/2002 10/397,267
COMBINATION THERAPY FOR CML           continuation in     force            967
                                      part (PCT)
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE                 CA  Patent              in               US 60/316     05/09/2002 2,459,822
COMBINATION THERAPY FOR CML           application (PCT)   force            967
---------------------------------------------------------------------------------------------------------------------------------
HOMOHARRINGTONINE                 JP  Patent              in               US 60/316     05/09/2002 2003-524561
COMBINATION THERAPY FOR CML           application (PCT)   force            967
---------------------------------------------------------------------------------------------------------------------------------

06 JUIN 2005                                                         PAGE 1 DE 1

ANNEXURE B
Licensed Product specifications

----------------------------------------------------------------------------------------------------



HOMOHARRINGTONINE FOR INJECTION, 5MG VIAL

DRUG PRODUCT SPECIFICATIONS



-----------------------------------------------------------------------------------------------------

TESTS                                     SPECIFICATIONS
-----------------------------------------------------------------------------------------------------

Appearance                                White to off-white lyophilized powder
-----------------------------------------------------------------------------------------------------
Identification
                                          o        Retention time matches the reference standard.
o        HPLC
-----------------------------------------------------------------------------------------------------

Constituted solution (2,5ml NaC1 0,9%)
-        Appearance                       -        Complete dissolution,
                                          -        Colorless and clear, free from foreign particles
-----------------------------------------------------------------------------------------------------
-        Particulate matter (USP(788))
-        > 10im
         -
-        > 25 im                          -        not more than 6000
         -                                -        not more than 600
-----------------------------------------------------------------------------------------------------

pH (2,5ml NaC1 0,9%)                       5,5 - 7,0
-----------------------------------------------------------------------------------------------------

Water content (USP (921))                  > 5.0% (to be confirmed)
                                           -
-----------------------------------------------------------------------------------------------------

Related substances (HPLC)                        At release                  At shelf-life
-        Single (largest)
-        Total                             > 0,15%                                            > 0,5%
                                           -                                                  -
                                           > 0,3%                           To be determined  > 1,0%
                                           -                                                  -
-----------------------------------------------------------------------------------------------------

Assay (HPLC)                               95,0% - 105,0%
-----------------------------------------------------------------------------------------------------

Uniformity of content (USP (905))          Complies Eur.Ph. and USP requirements
------------------------------------------------------------------------------------------------------

Sterility (USP (717))                      Sterile
-----------------------------------------------------------------------------------------------------

Bacterial endotoxins (USP (85))            Not more than 38,8 EU/mg
------------------------------------------------------------------------------------------------------


                                       30




ANNEXURE C
Specifications for bulk HHT

---------------------------------------------------------------------------------------------------



HOMOHARRINGTONINE

DRUG SUBSTANCE SPECIFICATIONS


----------------------------------------------------------------------------------------------------

TESTS                                      SPECIFICATIONS
----------------------------------------------------------------------------------------------------

Appearance                                 White to off-white powder
----------------------------------------------------------------------------------------------------

Identification
                                           o        Spectrum similar to the reference spectrum
o        IR spectrum                       o        Retention time matches the reference standard
o        HPLC
----------------------------------------------------------------------------------------------------
                                           -        not more than 3.0%
Water content (USP <921>)
----------------------------------------------------------------------------------------------------

Related substances (HPLC)
-        4 DMHHT                           -        not more than 0,15%
-        HHT (+,+)                         -        not more than 0,15%
-        Other single impurity             -        not more than 0,10%
-        Total impurities                  -        not more than 0,30%

----------------------------------------------------------------------------------------------------

Assay (HPLC)                                97.0% - 102.0% (anhydrous substance)
----------------------------------------------------------------------------------------------------

Residual solvents (GC)
-        Dichloromethane                   -        not more than 600ppm
-        Methanol                          -        not more than 3000ppm

----------------------------------------------------------------------------------------------------
                                           -        not more than 0,2%
Sulphated ash
----------------------------------------------------------------------------------------------------

Heavy metals (USP (231))                    < 20 ppm
                                            -
----------------------------------------------------------------------------------------------------

ANNEXURE D
Inveresk Invoice

--------------------------------------------------------------------------------

                                                               [GRAPHIC OMITTED]

Stragen Pharma S.A
3 rue Hugo-de-Senger
PO Box 017
CH-1211 Geneva 4
Switzerland

ATTN: DR ANTOINE TETARD
MEDICAL DIRECTOR
                                            VAT NO GB 735349127
                                                        INVOICE
                                                           8925

18-Feb-05                       Ref: AO2362/05/01/SK


         SERVICES FOR THE CLINICAL CONDUCT OF A STUDIES IN PATIENTS WITH
                ACCELERATED PHASE CHRONIC MYELOID LEUKAEMIA (CML)
        AND PATIENTS WITH ACCELERATED PHASE ACUTE MYELOID LEUKAEMIA (AML)


DIRECT COSTS                                                           EUR


Signature of LOI                                                       ***


TOTAL AMOUNT DUE                                                       ***


Please arrange a transfer in the sum of                                (EURO)***
to the following account:

The Royal Bank of Scotlalnd Plc
St Andrews Square Office
Edinburgh Scotland
EH2 2AD

Sort Code                  83-06-08
Account No                 837070 10020103
Account Name               Inveresk Research Ltd
IBAN                       G850 RBOS 8375 7010 0261 03
BIC                        RBOS GB 2L

PAYMENT DUE WITHIN 30 DAYS
Send Cheques Remittance Advice For The Attention of Tracey Kirkpatrick, Inveresk Research Limited, Tranent, EH33 2NE, Scotland




            Tranent, Edinburgh EH33 2NE, UK Tel: + 44 (0) 1875 614545
                            Fax + 44 (0) 1875 614555
                    Email: info@inveresk.com www.inveresk.com

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TABLE OF CONTENTS

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
1.       DEFINITIONS..............................................................................................1

2.       SCOPE OF LICENCE.........................................................................................4

3.       ROYALTIES................................................................................................5

4.       DEVELOPMENT EXCLUSIVITY..................................................................................8

5.       CONDITION PRECEDENT......................................................................................8

6.       EUROPEAN JOINT VENTURE...................................................................................8

7.       JOINT STEERING COMMITTEE.................................................................................9

8.       CONTACT OFFICERS........................................................................................10

9.       CLINICAL DEVELOPMENT AND DILIGENCE OBLIGATIONS..........................................................10

10.      REPRESENTATIONS AND WARRANTIES..........................................................................11

11.      INTELLECTUAL PROPERTY...................................................................................12

12.      INDEMNIFICATION.........................................................................................14

13.      LIMITATION ON LIABILITY.................................................................................15

14.      TERM AND TERMINATION....................................................................................16

15.      ADVERTISING AND PUBLICITY...............................................................................16

16.      OPTION..................................................................................................17

17.      CONFIDENTIALITY.........................................................................................18

18.      LICENSE OF INTELLECTUAL PROPERTY RIGHTS FROM STRAGEN PHARMA TO STRAGEN..................................18

19.      MISCELLANEOUS...........................................................................................19

20.      DISPUTES................................................................................................22

21.      INTERPRETATION..........................................................................................22

ANNEXURE A.......................................................................................................26

         Stragen Patents.........................................................................................26

ANNEXURE B.......................................................................................................30

         Licensed Product specifications.........................................................................30

ANNEXURE C.......................................................................................................31


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         Specifications for bulk HHT.............................................................................31

ANNEXURE D.......................................................................................................32

         Inveresk Invoice........................................................................................32
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